UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 14, 2006

____________________________

RENT-A-CENTER, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25370 (Commission File Number)	45-0491516 (IRS Employer Identification No.)
5700 Tennyson Parkway Plano, Texas 75024 (Address of principal executive offices and zip code)

(972) 801-1100

(Registrant's telephone
number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2006, the Compensation Committee (the "Compensation Committee") of the Board of Directors (the "Board") of Rent-A-Center, Inc. (the "Company") authorized the Company to enter into Executive Transition Agreements with certain of the Company's officers, including the following named executive officers of the Company (determined by reference to the Company's proxy statement dated March 31, 2006) (each, an "Executive Transition Agreement" and collectively, the "Executive Transition Agreements"): Mitchell E. Fadel, President and Chief Operating Officer; Robert D. Davis, Senior Vice President -- Finance, Chief Financial Officer and Treasurer; and Christopher A. Korst, Senior Vice President -- General Counsel and Secretary (each, an "Executive" and collectively, the "Executives"). Each of the Executive Transition Agreements has substantially identical terms and is intended to provide the Executive with certain payments and benefits upon an involuntary termination of the Executive's employment or the occurrence of certain other circumstances that may affect the Executive. The Executive Transition Agreements were entered into by the Company and each of the Executives on September 19, 2006.

Termination Other Than in Connection with a Change in Control.

Under the Executive Transition Agreements:

  If the Executive's employment is terminated without "cause," the Executive will be entitled to receive (i) unpaid but earned base salary through the date of termination; (ii) a pro rata bonus calculated based upon the Executive's bonus amount from the previous year; (iii) one and one half times the sum of (a) Executive's highest annual rate of salary during the previous 24 months, and (b) Executive's average annual bonus for the two preceding calendar years; and (iv) continued health insurance coverage for the Executive and the Executive's spouse and covered dependents for up to 18 months.
  If the Executive's employment is terminated due to disability or death, the Executive will be entitled to receive (i) unpaid but earned base salary through the date of termination; (ii) a pro rata bonus calculated based upon the Executive's bonus amount from the previous year; and (iii) continued health insurance coverage for the Executive and the Executive's spouse and covered dependents for 12 months.
  If the Executive's employment is terminated for "cause" or if the Executive terminates his employment for any reason other than death, the Executive will be entitled to receive his unpaid but earned base salary through the date of termination (reduced by amounts owed by the Executive to the Company or its affiliates).
    "Cause" is defined in the Executive Transition Agreements to mean (i) material act or acts of willful misconduct by the Executive, whether in violation of the Company's policies, including, without limitation, the Company's Code of Business Conduct and Ethics, or otherwise; (ii) Executive's willful and repeated failure (except where due to physical or mental incapacity) or refusal to perform in any material respect the duties and responsibilities of Executive's employment; (iii) embezzlement or fraud committed by Executive, at Executive's direction, or with Executive's prior personal knowledge; (iv) Executive's conviction of, or plea of guilty or nolo contendere to, the commission of a felony; or (v) substance abuse or use of illegal drugs that, in the reasonable judgment of the Compensation Committee, (a) impairs the ability of the Executive to perform the duties of the Executive's employment, or (b) causes or is likely to cause harm or embarrassment to the Company or any of its Affiliates.

Termination in Connection with a Change in Control.

Under the Executive Transition Agreements:

  If the Executive's employment is terminated in conjunction with a change in control of the Company (a "Change in Control") without "cause" or by the Executive for "good reason," the Executive will be entitled to receive the same severance payments and benefits as described above (not in connection with a Change in Control) with respect to a termination without "cause," except that the Executive will be entitled to receive two times the sum of (i) Executive's highest annual rate of salary during the previous 24 months, and (ii) Executive's average annual bonus for the two preceding calendar years, rather than one and one half times such amount.
  If the Executive's employment is terminated in connection with a Change in Control due to disability or death, or for "cause" or without "good reason," the Executive will be entitled to receive the same severance payments and benefits as described above (not in connection with a Change in Control) with respect to a termination due to disability or death or for "cause," respectively.
    A Change in Control is generally deemed to have occurred if, among other things, (i) any person becomes the beneficial owner of 40% or more of the combined voting power of the then outstanding voting securities of Company; (ii) a consolidation, merger or reorganization of the Company is completed; (iii) individuals who, as of September 14, 2006, constitute the entire Board (the "Incumbent Board") cease for any reason to constitute a majority of the Board, provided that any individual becoming a director subsequent to September 14, 2006 whose appointment or nomination for election by Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or (iv) the stockholders of the Company approve a complete liquidation or dissolution of Company, or a sale or other disposition of all or substantially all of the assets of the Company. The Executive is entitled to severance payments and benefits in the case of a termination of the Executive's employment within six months prior to or two years after a Change in Control.
    "Good reason" is generally defined to include, among other things, a material diminution of the Executive's duties or responsibilities inconsistent with the Executive's position, a relocation of the Executive's principal place of business by more than 50 miles, or a reduction of the Executive's salary.
  The Compensation Committee or the Board may condition the payment of severance or benefits on the execution and delivery by the Executive of a general release in favor of the Company, its affiliates and their officers, directors, and employees, provided that no such release will be required for the payment to the Executive of accrued compensation.
  If the Executive violates or is in breach of any restrictions set forth in such Executive Transition Agreement or the Loyalty and Confidentiality Agreement between the Executive and the Company, the Executive shall, among other things, (i) not be entitled to any further severance payments and benefits under such Executive Transition Agreement; and (ii) immediately return to the Company any severance payments and the value of any severance benefits received pursuant to such Executive Transition Agreement.

The foregoing is a summary of the material terms of the Executive Transition Agreements. Such summary is not a complete description of all of the terms and is qualified in its entirety by reference to the actual form of Executive Transition Agreement which will be filed as an exhibit to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.
Date: September 20, 2006	By:	/s/ Mark E. Speese
Mark E. Speese Chairman and Chief Executive Officer